Exhibit 21.1

Subsidiaries of Triumph Group, Inc.
HT Parts, L.L.C.
Nu-Tech Brands, Inc.
Placas Termodinamicas, S. de R.L. de C.V.
SBP Holdings Limited
The Mexmil Holding Company, LLC
The Triumph Group Operations, Inc.
Triumph Accessory Services - Grand Prairie, Inc.
Triumph Actuation Systems - Connecticut, LLC
Triumph Actuation Systems - Isle of Man, Ltd.
Triumph Actuation Systems - UK, Ltd.
Triumph Actuation Systems - Valencia, Inc.
Triumph Actuation Systems - Yakima, LLC
Triumph Actuation Systems, LLC
Triumph Aerospace Operations UK, Ltd.
Triumph Aerospace Systems Group - UK LTD
Triumph Aerospace Systems Group, LLC
Triumph Aerospace Operations Japan, GK
Triumph Aerostructures - Tulsa, LLC
Triumph Aerostructures Holdings, LLC
Triumph Aerostructures Real Estate Investment Co., LLC
Triumph Aerostructures Vought Aircraft Technical Services (Chengdu) Co., Ltd.
Triumph Aerostructures, LLC
Triumph Aftermarket Services Group, LLC
Triumph Airborne Structures, LLC
Triumph Aviation Services Asia, Ltd.
Triumph Aviations Inc.
Triumph Brands, Inc.
Triumph Composite Systems, Inc.
Triumph Controls (Europe) SAS
Triumph Controls - Germany GmbH
Triumph Controls - UK Ltd.
Triumph Controls France SAS
Triumph Controls, LLC
Triumph Engine Control Holdings, Inc.
Triumph Engine Control Systems, LLC
Triumph Engineered Solutions, Inc.
Triumph Engineering Services, Inc.
Triumph Fabrications - Orangeburg, Inc.
Triumph Gear Systems - Macomb, Inc.
Triumph Gear Systems - Toronto ULC
Triumph Gear Systems, Inc.
Triumph Group - Mexico Inmobiliaria, S. de R.L. de C.V.
Triumph Group - Mexico, S. de R.L. de C.V.
Triumph Group Acquisition Corp.
Triumph Group Acquisition Financing, LLC
Triumph Group Acquisition Holdings, Inc.
Triumph Group Charitable Foundation
Triumph Group Holdings - Mexico, LLC
Triumph Group Holdings - UK, Ltd.
Triumph Group Investment - Mexico, LLC
Triumph Group Luxembourg Finance S.a.r.l.
Triumph Group Luxembourg Holding S.a.r.l.
Triumph Instruments - Burbank, Inc.
Triumph Instruments, Inc.
Triumph Insulation Systems - Germany GmbH
Triumph Insulation Systems, LLC
Triumph Integrated Aircraft Interiors Inmobiliaria, S. de R.L. de C.V.

Exhibit 21.1

Triumph Integrated Aircraft Interiors, Inc.
Triumph Investment Holdings, Inc.
Triumph Metals Company
Triumph Precision Castings Co.
Triumph Real Estate - Mexico, LLC
Triumph Receivables, LLC
Triumph Structures (Thailand) Ltd.
Triumph Structures - Everett, Inc.
Triumph Structures - Kansas City, Inc.
Triumph Structures - Wichita, Inc.
Triumph Structures International, Ltd
Triumph Thermal Systems - Maryland, Inc.
Triumph Thermal Systems, LLC
Triumph Turbine Services, Inc.
VAC Industries, Inc.